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Prospectus Supplement Table of Contents
Prospectus Table of Contents
Back Cover Table of Contents

Filed pursuant to Rule 424(b)(3)
Registration No. 333-165803

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)

Senior Notes due 2015	$250,000,000	$17,825

(1)
Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

(2)
Paid herewith.

The information contained in this prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement relating to these securities has become effective under the Securities Act of 1933, as amended. This prospectus supplement and the accompanying prospectus are not an offer to sell nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated March 31, 2010

Preliminary Prospectus Supplement to Prospectus dated March 31, 2010

$250,000,000

National Semiconductor Corporation

             % Senior Notes due 2015

          National is offering $250,000,000         % Senior Notes due 2015 (the "notes"). National will pay interest on the notes on                   and                  of each year, commencing                  , 2010. The notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 thereof.

          National may redeem the notes in whole or in part prior to their maturity at any time at the redemption prices described in "Description of Notes — Optional Redemption." Upon the occurrence of a Change of Control Triggering Event (as defined herein), National will be required to make an offer to purchase the notes at a price equal to 101% of their aggregate principal amount, plus accrued and unpaid interest to, but excluding, the date of purchase.

          See "Risk Factors" beginning on page S-4 to read about important factors you should consider before investing in the notes.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Initial public offering price	Underwriting discount	Proceeds, before expenses, to National
Per Note	%	%	%
Total	$	$	$

          The initial public offering price set forth above does not include accrued interest, if any. Interest on the notes will accrue from April     , 2010 and must be paid by the purchasers if the notes are delivered after April     , 2010. The notes will not be listed on any securities exchange or included in any automated quotation system.

          The underwriter expects to deliver the notes through the facilities of The Depository Trust Company against payment in New York, New York on April     , 2010.

Sole Bookrunning Manager

Goldman, Sachs & Co.

Prospectus Supplement dated March     , 2010.

Prospectus Supplement

          You should carefully read this prospectus supplement and the accompanying prospectus. You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, the notes only in jurisdictions where such offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of the notes. If the information varies between this prospectus supplement and the accompanying prospectus, the information in this prospectus supplement supersedes the information in the accompanying prospectus.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

          This prospectus supplement and the accompanying prospectus are part of a "shelf" registration statement that we have filed with the Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may sell the securities described in this prospectus from time to time and in one or more offerings. Before purchasing any securities, you should carefully read both this prospectus supplement and the accompanying prospectus, together with documents incorporated by reference into this prospectus supplement and the accompanying prospectus and the additional information described under the heading "Where You Can Find More Information."

          References in this prospectus supplement to "we," "us," "our" and "National" are to National Semiconductor Corporation, a Delaware corporation, and its subsidiaries unless the context otherwise provides. References to "notes" in this prospectus supplement are to the $250,000,000         % Senior Notes due 2015 being offered hereby.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

          This summary highlights selected information from, or incorporated by reference in, this prospectus supplement or the accompanying prospectus, but does not contain all the information that may be important to you. You should read this entire prospectus supplement, the accompanying prospectus and those documents incorporated by reference into this document carefully, including the "Risk Factors" and the financial statements and the related notes, before making an investment decision.

Our Business

          We design, develop, manufacture and market a wide range of semiconductor products, most of which are analog and mixed-signal integrated circuits. Our goal is to be the premier provider of high-performance, energy-efficient analog and mixed-signal solutions. Many of these solutions are marketed under our PowerWise® brand. Energy efficiency is our overarching theme, and our PowerWise® products enable systems that consume less power, extend battery life and generate less heat. Our leading-edge products include power management circuits and sub-systems, audio and operational amplifiers, communication interface products and data conversion solutions.

          National was incorporated in the state of Delaware in 1959 and our headquarters have been in Santa Clara, California since 1967. Our common stock is listed on the New York Stock Exchange under the trading symbol "NSM." On the "Investors" portion of our website at www.national.com, we post the following filings as soon as reasonably practicable after they are electronically filed with or furnished to the SEC: our annual report on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All of the filings on our website are available free of charge. We also maintain certain corporate governance documents on our website, including our Code of Conduct and Ethics, Governance Committee Charter, Compensation Committee Charter, Audit Committee Charter and other governance policies. We will provide a printed copy of any of these documents to any investor who requests it. The information found on our website is not part of this document or part of any other report or filing with the SEC.

The Offering

          The following summary is a summary of the notes and is not intended to be complete. It does not contain all of the information that may be important to you. For a more complete understanding of the notes, please refer to the section entitled "Description of Notes" in this prospectus supplement and the section entitled "Description of Debt Securities" in the accompanying prospectus.

Issuer	National Semiconductor Corporation, a Delaware corporation.
Notes Offered	$250,000,000 aggregate principal amount of % Senior Notes due 2015.
Maturity	The notes will mature on , 2015.
Interest	The notes will bear interest at a rate of % per annum. All interest on the notes will accrue from April , 2010.
Interest Payment Dates	Interest on the notes will be paid on and of each year, commencing , 2010.

Redemption	We may redeem the notes in whole or in part prior to their maturity at any time at the redemption prices described in "Description of Notes — Optional Redemption."
Change of Control Triggering Event
Upon the occurrence of a "Change of Control Triggering Event," as defined under "Description of Notes — Purchase of Notes upon a Change of Control Triggering Event," we will be required to make an offer to purchase the notes at a price equal to 101% of their aggregate principal amount, plus accrued and unpaid interest to, but excluding, the date of purchase.
Ranking
The notes will rank equally in right of payment with all of our other unsecured senior indebtedness, whether currently existing or incurred in the future. As of February 28, 2010, we had approximately $1.25 billion in aggregate principal amount of unsecured senior indebtedness outstanding. The notes will be senior in right of payment to our subordinated indebtedness, and will be effectively junior in right of payment to our secured indebtedness to the extent of the value of the collateral securing that indebtedness. The notes will not be guaranteed by any of our subsidiaries and thus will be effectively subordinated to any existing or future indebtedness or other liabilities, including trade payables, of any of our subsidiaries.
Certain Covenants	The indenture governing the notes contains covenants that, among other things, will limit our ability to:
• incur, create, assume or guarantee any debt for borrowed money secured by a lien upon our principal property;
• enter into sale and lease-back transactions; and
• consolidate with or merge into, or transfer or lease all or substantially all of our assets to, any other party.

These covenants are subject to important exceptions and qualifications that are described under the heading "Description of Notes — Certain Covenants — Limitation on Liens," " — Limitation on Sale and Lease-Back Transactions" and " — Limitation on Mergers and Other Transactions" in this prospectus supplement.
Use of Proceeds	We intend to use the net proceeds for the repayment of debt and for general corporate purposes. See "Use of Proceeds."

Form and Denomination	The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 thereof. The notes will be represented by one or more global notes in fully registered form without interest coupons. The global notes will be deposited with the trustee as custodian for The Depository Trust Company, or DTC, and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities except in limited circumstances described in this prospectus supplement.
Listing	The notes are not and are not expected to be listed on any national securities exchange or included in any automated quotation system.
Trustee, Registrar and Paying Agent	The Bank of New York Mellon Trust Company, N.A.

RISK FACTORS

          You should carefully consider the following risks, together with all of the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, before making an investment in the notes. For a further discussion of the risks, uncertainties and assumptions relating to our business, please see the discussion under the caption "Risk Factors" included in our Quarterly Report on Form 10-Q for the quarter ended February 28, 2010, as updated by annual, quarterly and other reports and documents we file with the SEC which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Risks relating to this offering

Increased leverage may harm our financial condition and results of operations.

          As of February 28, 2010, we had approximately $1.76 billion of total liabilities on a consolidated basis. We and our subsidiaries may incur additional indebtedness in the future and, subject to limitations on debt for borrowed money secured by a lien on our principal property, the notes do not restrict future incurrence of indebtedness. This increase and any future increase in our level of indebtedness will have important effects on our future operations, including, without limitation:

  •
  we will have additional cash requirements in order to support the payment of principal and interest on our outstanding indebtedness;

  •
  increases in our outstanding indebtedness and leverage may increase our vulnerability to adverse changes in general economic and industry conditions, as well as to competitive pressure;

  •
  our ability to obtain additional financing for working capital, capital expenditures, general corporate and other purposes may be limited, particularly in light of recent challenging credit market conditions; and

  •
  our flexibility in planning for, or reacting to, changes in our business and our industry may be limited.

          Our ability to make payments of principal and interest on our indebtedness depends upon our future performance, which is subject to general economic conditions, industry cycles and financial, business and other factors affecting our consolidated operations, many of which are beyond our control. In addition, under our unsecured term loan with a consortium of banks, we are required to comply with certain covenants, including the maintenance of certain financial ratios. If we are unable to generate sufficient cash flow from operations in the future to service our debt or maintain compliance with the covenants of our unsecured term loan due to current economic conditions or otherwise, we may take certain actions which require us to, among other things:

  •
  seek additional financing in the debt or equity markets;

  •
  refinance, retire or restructure all or a portion of our indebtedness, including the notes;

  •
  sell selected assets;

  •
  reduce or delay planned capital expenditures; or

  •
  reduce or delay planned operating expenditures.

          Such measures might not be sufficient to enable us to service our debt, including the notes. In addition, any such financing, refinancing or sale of assets might not be available on economically favorable terms, if at all, particularly if our credit rating is not strong.

The provisions of the notes will not necessarily protect you in the event of a highly leveraged transaction.

          The terms of the notes will not necessarily afford you protection in the event of a highly leveraged transaction that may adversely affect you, including a reorganization, recapitalization, restructuring, merger or other similar transactions involving us. As a result, we could enter into any such transaction even though the transaction could increase the total amount of our outstanding indebtedness, adversely affect our capital structure or credit rating or otherwise adversely affect the holders of the notes. These transactions may not involve a change in voting power or beneficial ownership or result in a downgrade in the ratings of the notes, or, even if they do, may not necessarily constitute a change of control repurchase event that affords you the protections described in this prospectus supplement. If any such transaction should occur, the value of your notes may decline.

We may not be able to purchase all of the notes upon a change of control triggering event, which would result in a default under the notes.

          We will be required to offer to purchase the notes upon the occurrence of a change of control triggering event as provided in the indenture governing the notes. However, we may not have sufficient funds to purchase the notes in cash at such time. In addition, our ability to purchase the notes for cash may be limited by law or the terms or other agreements relating to our indebtedness outstanding at the time. Accordingly, we may not be able to satisfy our obligations to purchase your notes unless we are able to refinance or obtain consents from the holders of such indebtedness. Our failure to purchase the notes upon a change of control would cause a default under the indenture and could cause a cross-default or acceleration under certain of our other indebtedness.

You may not be able to determine when a change of control triggering event has occurred and may not be able to require us to purchase notes as a result of a change in the composition of the directors on our board.

          The definition of change of control, which is a condition precedent to a change of control triggering event, includes a phrase relating to the sale, lease or transfer of "all or substantially all" of our assets. There is no precisely established definition of the phrase "substantially all" under applicable law. Accordingly, your ability to require us to repurchase your notes as a result of a sale, lease or transfer of less than all of our assets to another individual, group or entity may be uncertain.

          In addition, a recent Delaware Chancery Court decision found that incumbent directors are permitted to approve as a continuing director any person, including one nominated by a dissident stockholder and not recommended by the board, as long as the approval is granted in good faith and in accordance with the board's fiduciary duties. Accordingly, you may not be able to require us to purchase your notes as a result of a change in the composition of the directors on our board unless a court were to find that such approval was not granted in good faith or violated the board's fiduciary duties. The court also observed that certain provisions in indentures, such as continuing director provisions, could function to entrench an incumbent board of directors and could raise enforcement concerns if adopted in violation of a board's fiduciary duties. If such a provision were found unenforceable, you would not be able to require us to purchase your notes upon a change of control resulting from a change in the composition of our board. See "Description of Notes — Purchase of Notes upon a Change of Control Triggering Event."

The notes will be effectively subordinated to the debt of our subsidiaries, which may limit your recovery.

          Our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due pursuant to the notes or otherwise to make any funds available to us to repay our obligations, whether by dividends, loans or other payments. Moreover, our rights to receive assets of any subsidiary upon its liquidation or reorganization, and the ability of holders of the notes to benefit indirectly therefrom, will be effectively subordinated to the claims of creditors of that subsidiary, including trade creditors.

The notes are subject to prior claims of any secured creditors, and if a default occurs, we may not have sufficient funds to fulfill our obligations under the notes.

          The notes are our senior unsecured general obligations, ranking equally with other senior unsecured indebtedness. The indenture governing the notes permits us and our subsidiaries to incur additional secured debt under specified circumstances. If we incur any secured debt, all or a portion of our assets and the assets of our subsidiaries will be subject to prior claims by our secured creditors. In the event of our bankruptcy, liquidation, reorganization, dissolution or other winding up, assets that secure debt will be available to pay obligations on the notes only after all debt secured by those assets has been repaid in full. Holders of the notes will participate in our remaining assets ratably with all of our other unsecured and senior creditors, including our trade creditors. If we incur any additional obligations that rank equally with the notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the notes in any proceeds distributed upon our bankruptcy, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all these creditors, all or a portion of the notes then outstanding would remain unpaid.

Changes in our credit ratings may adversely affect the value of the notes.

          As of the date of this Prospectus Supplement, the notes are rated Baa1 by Moody's Investors Service, Inc., BB+ by Standard & Poor's Financial Services LLC and BBB by Fitch, Inc., in each case with a stable outlook. Such ratings are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency's judgment, circumstances so warrant. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value of the notes and increase our corporate borrowing costs.

There may not be an active trading market for the notes.

          There is no existing market for the notes, and we do not intend to apply for listing of the notes on any securities exchange or any automated quotation system. Accordingly, there can be no assurance that a trading market for the notes will ever develop or will be maintained. Further, there can be no assurance as to the liquidity of any market that may develop for the notes, your ability to sell your notes or the price at which you will be able to sell your notes. Future trading prices of the notes will depend on many factors, including but not limited to prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the notes and the market for similar securities. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including:

  •
  time remaining to the maturity of the notes;

  •
  outstanding amount of the notes;

  •
  the terms related to the optional redemption of the notes; and

  •
  the level, direction and volatility of market interest rates generally.

We intend to use some or all of the net proceeds from this offering to repay debt, and we also may use a portion of the net proceeds from this offering to repurchase our stock and reduce cash reserves and shareholders' equity that is available for repayment of the notes.

          We intend to use the net proceeds from the offering of the notes for the repayment of debt and for general corporate purposes. We have repurchased, and expect to continue to repurchase, our common stock in the open market or in privately negotiated transactions. In the future, we may purchase our common stock with cash or other assets. These purchases may be significant, and any purchase would reduce cash and shareholders' equity that is available to repay the notes.

Redemption may adversely affect your return on the notes.

          We have the right to redeem some or all of the notes prior to maturity. We may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption in a comparable security at an effective interest rate as high as that of the notes.

USE OF PROCEEDS

          We expect the net proceeds from the sale of the notes to be $          million after deducting underwriting discounts and expenses. We intend to use the net proceeds for the repayment of debt and for general corporate purposes. We may use the net proceeds of this offering, together with existing cash balances, to repay $250 million aggregate principal amount of our senior floating rate notes due 2010 or all or a portion of our floating rate unsecured term loan with a consortium of banks. Our senior floating rate notes mature in June 2010 and had an interest rate of 0.51% as of March 31, 2010. As of March 31, 2010, we had $203.1 million in principal amount outstanding under our term loan. Our term loan has a final maturity date of June 2012 and had an interest rate of 2.751% as of March 31, 2010.

 CAPITALIZATION

          The following table sets forth our unaudited consolidated cash and cash equivalents and capitalization data as of February 28, 2010:

  •
  on an actual basis; and

  •
  on an as adjusted basis to reflect the proceeds from the issuance of the notes in this offering, before giving effect to any underwriting discounts and commissions or any other transaction fees and expenses.

	As of February 28, 2010
	Actual	As Adjusted
	(In millions)
Cash and cash equivalents	$868.6	$1,118.6

Current portion of long-term debt:
Bank floating rate unsecured term loan	$62.5	$62.5
Senior floating rate notes due 2010	250.0	250.0
Other long-term debt	26.5	26.5

Total current portion of long-term debt	339.0	339.0
Long-term debt:
Senior notes offered hereby	—	250.0
Senior notes due 2012	375.0	375.0
Senior notes due 2017	375.0	375.0
Bank floating rate unsecured term loan	156.2	156.2

Total long-term debt	906.2	1,156.2
Shareholders' equity:
Common stock, $0.50 par value per share Authorized — 850,000,000 shares Issued and outstanding — 238,062,353 shares	119.0	119.0
Additional paid-in-capital	161.9	161.9
Retained earnings	190.1	190.1
Accumulated other comprehesive loss	(123.7)	(123.7)

Total shareholders' equity	347.3	347.3

Total capitalization	$1,592.5	$1,842.5

DESCRIPTION OF NOTES

          The following description of certain material terms of the notes offered hereby does not purport to be complete. This description adds information to the description of the general terms and provisions of the debt securities in the accompanying prospectus. To the extent this summary differs from the summary in the accompanying prospectus, you should rely on the description of notes in this prospectus supplement.

          The notes will be issued under and governed by an indenture dated as of June 18, 2007 (the "base indenture") between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the "trustee"), as amended and supplemented by a supplemental indenture to be entered into between us and the trustee (together with the base indenture, the "indenture"). The following description is subject to, and is qualified in its entirety by reference to, the indenture. Unless otherwise defined herein, capitalized terms used in the following description are defined in the indenture. As used in the following description, the terms "National Semiconductor," "we," "us," "our" and the "Company" refer to National Semiconductor Corporation, a Delaware corporation, and not to any of its subsidiaries, unless the context requires otherwise.

          We urge you to read the indenture (including definitions of terms used therein) because it, and not this description, defines your rights as a beneficial holder of the notes. You may request copies of the indenture from us at our address set forth under "Incorporation of Certain Information by Reference" in the accompanying prospectus.

General

          The notes are senior debt securities issued under the indenture. The trustee will also act as registrar, paying agent and authenticating agent and perform administrative duties for us, such as sending out interest payments and notices under the indenture.

          The aggregate principal amount of the notes offered hereby will initially be limited to $250,000,000 and will mature on                  , 2015. The notes will be issued only in fully registered form without coupons, in minimum denominations of $2,000 with integral multiples of $1,000 thereof. The notes are general unsecured senior obligations of National Semiconductor and will rank equally in right of payment with all of our other unsecured senior indebtedness, whether currently existing or incurred in the future. As of February 28, 2010, we had $1.25 billion in aggregate principal amount of unsecured senior indebtedness outstanding. See "Capitalization." The notes will be senior in right of payment to our subordinated indebtedness and effectively junior in right of payment to our secured indebtedness to the extent of the value of the collateral securing that indebtedness. The notes will not be guaranteed by any of our subsidiaries, and thus will be effectively subordinated to any existing or future indebtedness or other liabilities, including trade payables, of any of our subsidiaries. The notes are not subject to, and do not have the benefit of, any sinking fund.

          The notes will bear interest at a fixed rate per year of         %, starting on April              , 2010 and ending on their maturity date. Interest on the notes will be payable semiannually on                  and                  of each year, starting on                  , 2010. All payments of interest on the notes will be made to the persons in whose names the notes are registered on the                      or                       next preceding the applicable interest payment date.

          Interest on the notes will be calculated on the basis of a 360-day year comprised of twelve 30-day months. All dollar amounts resulting from this calculation will be rounded to the nearest cent.

          The notes will initially be evidenced by one or more global notes deposited with a custodian for, and registered in the name of, a nominee of DTC. Except as described herein, beneficial interests in the global notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants. We do not intend to list the notes on any national securities exchange or include the notes in any automated quotation systems.

          Payments of principal of and interest on the notes issued in book-entry form will be made as described below under " — Book-Entry Delivery and Form — Depositary Procedures." Payments of principal of and interest on the notes issued in definitive form, if any, will be made as described below under " — Book-Entry Delivery and Form — Payment and Paying Agents."

          If the maturity date or an interest payment date falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date the payment was due. No interest will accrue on such payment for the period from and after the maturity date or such interest payment date, as the case may be, to the date of such payment on the next succeeding Business Day.

          We may, without notice to or consent of the holders or beneficial owners of the notes, issue additional notes of the same series having the same ranking, interest rate, maturity and/or other terms as the notes offered hereby; provided that such additional notes may be issued only if the additional notes are fungible with the notes for U.S. federal income tax purposes. Any such additional notes issued could be considered part of the same series of notes under the indenture as the notes offered hereby.

          The indenture does not contain any provisions that would limit our ability to incur unsecured indebtedness or require the maintenance of financial ratios or specified levels of net worth or liquidity.

Optional Redemption

          The notes may be redeemed or purchased in whole or in part at our option at any time prior to maturity at a price equal to the greater of the following amounts, plus, in each case, accrued but unpaid interest, if any, thereon to, but excluding, the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

  (i)
  100% of the aggregate principal amount of the notes to be redeemed; or

  (ii)
  the sum of the present value at such Redemption Date of (a) the principal amount of the notes on the Redemption Date plus (b) all required remaining scheduled interest payments due on the notes (but not including any portion of such payments of interest accrued to the Redemption Date) through the maturity date computed using a discount rate equal to the Treasury Rate plus         basis points.

          Calculation of the foregoing will be made by us or on our behalf by such Person as we shall designate; provided, however, that such calculation shall not be a duty or obligation of the trustee.

          "Treasury Rate" means, with respect to a Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available on the third Business Day prior to our providing notice of redemption (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to the maturity date of the applicable notes; provided, however, that if the period from such Redemption Date to the maturity date is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such Redemption Date to the maturity date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

Selection and Notice of Redemption

          In the event that we choose to redeem less than all of the notes, selection of the notes for redemption will be made by the trustee either:

  (i)
  in compliance with the requirements of the principal national securities exchange, if any, on which the applicable notes are listed; or

  (ii)
  on a pro rata basis, by lot or by such method as the trustee shall deem fair and appropriate.

          No notes of a principal amount of $2,000 or less shall be redeemed in part. Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the Redemption Date to each holder of notes to be redeemed at its registered address. On and after the Redemption Date, interest will cease to accrue on notes or portions thereof called for redemption as long as we have deposited with the paying agent funds in satisfaction of the applicable redemption price.

Purchase of Notes upon a Change of Control Triggering Event

          Upon the occurrence of a Change of Control Triggering Event, each holder will have the right to require that we purchase all or a portion of such holder's notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued interest to, but excluding, the date of purchase.

          Within 30 days following the date upon which the Change of Control Triggering Event occurred, we must send, by first class mail, a notice to each holder, with a copy to the trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders electing to have a note purchased pursuant to a Change of Control Offer will be required to surrender the note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the note completed, to the paying agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

          If a Change of Control Offer is made, we cannot assure you that we will have available funds sufficient to pay the Change of Control purchase price for all the notes that might be delivered by holders seeking to accept the Change of Control Offer. In the event we are required to purchase outstanding notes pursuant to a Change of Control Offer, we expect that we would seek third party financing to the extent we do not have available funds to meet our purchase obligations. However, we cannot assure you that we would be able to obtain such financing.

          Neither our board of directors nor the trustee may waive the covenant relating to a holder's right to purchase upon the occurrence of a Change of Control Triggering Event. Restrictions in the indenture described herein on the ability of us and our subsidiaries to incur additional indebtedness secured by a lien on our principal property may also make more difficult or discourage a takeover of us, whether favored or opposed by our management. Consummation of any such transaction in certain circumstances may require redemption or purchase of the notes, and we cannot assure you that we or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions may, in certain circumstances, make more difficult or discourage any leveraged buyout of us or any of our subsidiaries by our management. While such restrictions cover a wide variety of arrangements that have traditionally been used to effect highly leveraged transactions, the indenture may not afford the holders of the notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

          We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of notes pursuant to a Change of Control Offer. To the extent that any securities laws or regulations conflict with the "Change of Control Triggering Event" provisions of the indenture, we shall comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the "Change of Control Triggering Event" provisions of the indenture by virtue thereof.

          "Below Investment Grade Rating Event" means the notes are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

          "Capital Stock" means:

  (i)
  with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; and

  (ii)
  with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

          "Change of Control" means the occurrence of one or more of the following events:

  (i)
  any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the indenture);

  (ii)
  the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the indenture);

  (iii)
  any Person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or

  (iv)
  the replacement of a majority of the board of directors of the Company over a two-year period from the directors who constituted the board of directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the board of directors of the Company then still in office who either were members of such board of directors at the beginning of such period or whose election as a member of such board of directors was previously so approved.

          "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

          "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, and includes, without limitation, all series and classes of such common stock.

          "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P.

          "Moody's" means Moody's Investors Service, Inc.

          "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

          "Rating Agencies" means (1) each of Moody's and S&P; and (2) if either Moody's or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(e)(2)(vi)(F) under the Exchange Act, selected by us (as certified by a resolution of our board of directors) as a replacement agency for Moody's or S&P, or both, as the case may be.

          "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

Certain Covenants

          The indenture will contain the following covenants:

  Limitation on Liens

          We will not (nor will we permit any subsidiary to) issue, incur, create, assume or guarantee any debt for borrowed money (including all obligations evidenced by bonds, debentures, notes or similar instruments) secured by a mortgage, deed of trust, security interest, pledge, lien, charge or other encumbrance (collectively, a "mortgage") upon any Principal Property or upon any shares of stock or indebtedness of any subsidiary that owns or leases any Principal Property (whether such Principal Property, shares or indebtedness are now existing or owed or hereafter created or acquired) without in any such case effectively providing, concurrently with the issuance, incurrence, creation, assumption or guaranty of any such secured debt, or the grant of such mortgage, that the notes (together with, if we shall so determine, any other indebtedness of or guarantee by us or such subsidiary ranking equally with the notes) shall be secured equally and ratably with (or, at our option, prior to) such secured debt. The foregoing restriction, however, will not apply to each of the following: (a) mortgages on property, shares of stock or indebtedness or other assets of any person existing at the time such person becomes a subsidiary, provided that such mortgages are not incurred in anticipation of such person's becoming a subsidiary; (b) mortgages on property, shares of stock or indebtedness or other assets existing at the time of acquisition thereof by us or a subsidiary, or mortgages thereon to secure the payment of all or any part of the purchase price thereof, or mortgages on property, shares of stock or indebtedness or other assets to secure any debt incurred prior to, at the time of, or within 180 days after, the latest of the acquisition thereof or, in the case of property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price thereof, such construction or the making of such improvements; (c) mortgages in favor of us or a subsidiary to secure indebtedness owing to us or to a subsidiary; (d) mortgages existing at the date of the initial issuance of the notes; (e) mortgages on property of a person existing at the time such person is merged into or consolidated with

National Semiconductor or a subsidiary or at the time of a sale, lease or other disposition of the properties of such person as an entirety or substantially as an entirety to us or a subsidiary, provided that such mortgage was not incurred in anticipation of such merger or consolidation or sale, lease or other disposition; (f) mortgages in favor of the United States of America or any state, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States of America or any state, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such mortgages; or (g) extensions, renewals or replacements of any mortgage referred to in the foregoing clauses (a), (b), (d), (e) or (f); provided, however, that (i) the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement and (ii) such extension, renewal or replacement mortgages will be limited to all or part of the same property and improvement thereon which secured the indebtedness so secured at the time of such extension, renewal or replacement. Any mortgages permitted by any of the foregoing clauses (a) through (g) shall not extend to or cover any other Principal Property or any shares of stock or indebtedness of any subsidiary that owns or leases any Principal Property, subject to the foregoing limitations, other than the property, including improvements thereto, stock or indebtedness specified in such clauses.

          Notwithstanding the restrictions in the preceding paragraph, we or any subsidiary of ours may issue, incur, create, assume or guarantee debt secured by a mortgage which would otherwise be subject to such restrictions, without equally and ratably securing the notes, provided that, after giving effect thereto, the aggregate amount of all debt so secured by mortgages (not including mortgages permitted under clauses (a) through (g) above) plus the aggregate amount of Attributable Debt permitted by the covenant described below under the caption " — Limitation on Sale and Lease-Back Transactions" does not exceed 15% of our Consolidated Net Tangible Assets.

  Limitation on Sale and Lease-Back Transactions

          We will not, nor will we permit any subsidiary to, enter into any Sale and Lease-Back Transaction with respect to any Principal Property, other than any such Sale and Lease-Back Transaction involving a lease for a term of not more than three years or any such Sale and Lease-Back Transaction between us and one of our subsidiaries, or between subsidiaries, unless: (a) we or such subsidiary would be entitled to incur indebtedness secured by a mortgage on the Principal Property involved in such Sale and Lease-Back Transaction at least equal in amount to the Attributable Debt with respect to such Sale and Lease-Back Transaction, without equally and ratably securing the notes, pursuant to the covenant described above under the caption " — Limitation on Liens;" or (b) the proceeds of such Sale and Lease-Back Transaction are at least equal to the fair market value of the affected Principal Property (as determined in good faith by our board of directors) and we apply an amount equal to the greater of the net proceeds of such Sale and Lease-Back Transaction or the Attributable Debt with respect to such Sale and Lease-Back Transaction within 180 days of such Sale and Lease-Back Transaction to either (or a combination of) (i) the prepayment or retirement (other than any mandatory retirement, mandatory prepayment or sinking fund payment or by payment at maturity) of debt for borrowed money of National Semiconductor or a subsidiary (other than debt that is subordinated to the notes or debt owed to us or a subsidiary) that matures more than 12 months after its creation or (ii) the purchase, construction, development, expansion or improvement of other comparable property.

          "Attributable Debt" with regard to a Sale and Lease-Back Transaction with respect to any Principal Property means, at the time of determination, the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any period for which such lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease (or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the securities then outstanding under the indenture) compounded semi-annually. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of (i) the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but shall not include any rent that would be required to be paid under such lease subsequent to the first date upon which it may be so terminated) or (ii) the net amount determined assuming no such termination.

          "Consolidated Net Tangible Assets" means, as of any date on which we effect a transaction requiring such Consolidated Net Tangible Assets to be measured hereunder, the aggregate amount of assets (less applicable reserves) after deducting therefrom: (a) all current liabilities, except for current maturities of long-term debt and obligations under capital leases; and (b) intangible assets, to the extent included in said aggregate amount of assets, all as set forth on our most recent consolidated balance sheet and computed in accordance with generally accepted accounting principles in the United States of America applied on a consistent basis.

          "Principal Property" means the land, improvements, buildings, fixtures and equipment (including any leasehold interest therein) constituting the principal corporate office, any manufacturing, assembly or test plant, or any manufacturing, assembly, test, distribution or research facility (in each case, whether now owned or hereafter acquired) which is owned or leased by us or any subsidiary and is located within the United States of America, the United Kingdom, Malaysia and China unless our chief executive officer or chief financial officer has determined in good faith that such office, plant or facility is not of material importance to the total business conducted by us and our subsidiaries taken as a whole. With respect to any Sale and Lease-Back Transaction or series of related Sale and Lease-Back Transactions, the determination of whether any property is a Principal Property shall be determined by reference to all properties affected by such transaction or series of transactions.

          "Sale and Lease-Back Transaction" means any arrangement with any person providing for the leasing by us or any subsidiary of any Principal Property, whether now owned or hereafter acquired, which Principal Property has been or is to be sold or transferred by us or such subsidiary to such person.

          "subsidiary" means any corporation, limited liability company, or other similar type of entity in which we and/or one or more of our subsidiaries together own voting stock, membership interests or other capital securities having the power to elect a majority of the board of directors or similar governing body of such corporation, limited liability company or other similar type of entity, directly or indirectly. For the purposes of this definition, "voting stock" means stock or other capital securities which ordinarily have voting power for the election of directors or similar governing body, whether at all times or only so long as no senior class of stock or other capital securities have such voting power by reason of any contingency.

  Limitation on Mergers and Other Transactions

          We may not merge or consolidate with any other person or persons (whether or not affiliated with us), and we may not sell, convey, transfer, lease or otherwise dispose of all or substantially all of our property or assets to any other person or persons (whether or not affiliated with us), unless:

  (i)
  either (a) the transaction is a merger or consolidation, and we are the surviving entity; or (b) the successor person (or the person which acquires by sale, conveyance, transfer or lease all or substantially all of our property or assets) is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes, by a supplemental indenture satisfactory to the trustee, all of our obligations under the notes and the indenture;

  (ii)
  immediately after giving effect to the transaction and treating our obligations in connection with or as a result of such transaction as having been incurred as of the time of such transaction, no Event of Default (and no event or condition which, after notice or lapse of time or both, would become an Event of Default) shall have occurred and be continuing under the indenture; and

  (iii)
  an officer's certificate is delivered to the trustee to the effect that both of the conditions set forth above have been satisfied and an opinion of counsel has been delivered to the trustee to the effect that condition (i) set forth above has been satisfied.

Events of Default

          Any of the following constitutes an Event of Default with respect to the notes:

  •
  failure to pay interest on the notes for 90 days after the payment is due;

  •
  failure to pay principal or any premium on the notes when due;

  •
  failure to perform any other covenant relating to the notes for 90 days after notice to us; and

  •
  certain events of bankruptcy, insolvency and reorganization.

Defeasance

          See "Description of Debt Securities — Defeasance of Debt Securities and Certain Covenants in Certain Circumstances" in the accompanying prospectus.

Book-Entry Delivery and Form

  General

          The notes will be issued in registered, global form in minimum denominations of $2,000 with integral multiples of $1,000 thereof. Initially, the notes will be represented by one or more permanent global certificates (the "global notes") (which may be subdivided) in definitive, fully registered form without interest coupons. The global notes will be issued on the issue date only against payment in immediately available funds.

          The global notes will be deposited upon issuance with the trustee as custodian for DTC in New York, New York, and registered in the name of Cede & Co. (DTC's partnership nominee) or another DTC nominee for credit to an account of a direct or indirect participant in DTC, as described below under " — Depositary Procedures."

          Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in certificated form except in the limited circumstances described below under " — Exchange of Book-Entry Notes for Certificated Notes."

          Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear System ("Euroclear") and Clearstream Banking S.A. ("Clearstream")), which may change from time to time.

  Depositary Procedures

          The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by it. We do not take any responsibility for these operations and procedures and urge investors to contact DTC or its participants directly to discuss these matters.

          DTC has advised us that it is a limited-purpose trust company created to hold securities for its participating organizations, referred to as "participants," and to facilitate the clearance and settlement of transactions in those securities among DTC's participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations some of whom (and/or their representatives) own DTC. Access to DTC's system is also available to other entities such as banks, brokers, dealers, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly, which entities are referred to as "indirect participants." Persons who are not DTC participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants. DTC has no knowledge of the identity of beneficial owners of securities held by or on behalf of DTC. DTC's records reflect only the identity of its participants to whose accounts securities are credited. The ownership interests and transfer of ownership interests of each beneficial owner of each security held by or on behalf of DTC are recorded on the records of DTC's participants and indirect participants.

          Pursuant to the procedures established by DTC:

  •
  upon deposit of the global notes, DTC will credit the accounts of its participants designated by the underwriter with portions of the principal amount of the global notes; and

  •
  ownership of such interests in the global notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interests in the global notes).

          Investors in the global notes who are participants in DTC's system may hold their interests therein directly through DTC. Investors in the global notes who are not participants may hold their interests therein indirectly through organizations which are participants in such system. Euroclear and Clearstream may hold interests in the global notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in the global notes, including those held through Euroclear or Clearstream, will be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery of certificates evidencing securities they own. Consequently, the ability to transfer beneficial interests in the global notes to such persons will be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants, the ability of beneficial owners of interests in the global notes to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

          Except as described below, owners of interests in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or "holders" thereof under the indenture for any purpose.

          Payments in respect of the principal of, and interest and premium, if any, on, a global notes registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, we and the trustee will treat the persons in whose names the notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes. Consequently, neither we nor the trustee nor any of our respective agents has or will have any responsibility or liability for:

  •
  any aspect of DTC's records or any participant's or indirect participant's records relating to or payments made on account of beneficial ownership interests in the global notes, or for maintaining, supervising or reviewing any of DTC's records or any participant's or indirect participant's records relating to the beneficial ownership interests in the global notes; or

  •
  any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

          DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. The account of each relevant participant is credited with an amount proportionate to the amount of its interest in the principal amount of the global notes as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices, and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

          Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures. Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

          DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account DTC has credited the interests in the global notes and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction.

          Although DTC, Euroclear and Clearstream have agreed to the procedures described above to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform those procedures, and those procedures may be discontinued or changed at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

  Exchange of Book-Entry Notes for Certificated Notes

          The global notes are exchangeable for certificated notes in definitive, fully registered form without interest coupons only in the following limited circumstances:

  •
  DTC (i) notifies us that it is unwilling or unable to continue as depositary for the global notes and we fail to appoint a successor depositary within 90 days or (ii) has ceased to be a clearing agency registered under the Exchange Act; or

  •
  we notify the trustee in writing that we have elected to cause the issuance of certificated notes under the indenture.

          In all cases, certificated notes delivered in exchange for any global notes or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

  Payment and Paying Agents

          Payments on the global notes will be made in U.S. dollars by wire transfer. If we issue definitive notes, the holders of definitive notes will be able to receive payments of principal of and interest on their notes at the office of our paying agent maintained in the Borough of Manhattan, the City of New York. Payment of principal of a definitive note may be made only against surrender of the note to our paying agent. We have the option, however, of making payments of interest by wire transfer or by mailing checks to the address of the holder appearing in the register of note holders maintained by the registrar.

          We will make any required interest payments to the person in whose name a note is registered at the close of business on the record date for the interest payment.

          The trustee will be designated as our paying agent for payments on the notes. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

  Notices

          Any notices required to be given to the holders of the notes will be given to DTC, as the registered holder of the global notes. In the event that the global notes are exchanged for notes in definitive form, notices to holders of the notes will be made by first-class mail, postage prepaid, to the addresses that appear on the register of noteholders maintained by the registrar.

The Trustee

          The trustee's current address is The Bank of New York Mellon Trust Company, N.A., 700 South Flower Street, Suite 500, Los Angeles, California 90017, Attn: Corporate Trust Unit. The trustee is one of a number of banks with which we maintain ordinary banking relationships.

          The indenture provides that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an

Event of Default, the trustee must exercise such rights and powers vested in it as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

          The indenture and provisions of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") incorporated by reference in the indenture contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in certain cases or to liquidate certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates. If the trustee acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate that conflict or resign.

Governing Law

          The indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

          The following discussion is a summary of the material United States federal income tax consequences relevant to the purchase, ownership and disposition of the notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), United States Treasury Regulations issued thereunder, Internal Revenue Service ("IRS") rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the notes. No rulings have been or will be sought from the IRS with respect to the matters discussed below, and there can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes, or that any such position would not be sustained by a court.

          This summary is limited to holders who purchase the notes upon their initial issuance at their initial issue price (which will equal the first price at which a substantial amount of notes are sold to the public for cash) and who hold the notes as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all of the United States federal income tax consequences that may be relevant to a holder in light of the holder's particular circumstances or to holders subject to special rules, such as banks, financial institutions, United States expatriates and certain other former citizens or long-term residents of the United States, insurance companies, regulated investment companies, real estate investment trusts, dealers in securities or currencies, traders in securities, S corporations, partnerships or other pass through entities, U.S. Holders (as defined below) whose functional currency is not the United States dollar, persons subject to the alternative minimum tax, tax exempt organizations, tax deferred or other retirement accounts, persons holding the notes as part of a "straddle," "hedge," "conversion transaction" or other integrated transaction and persons deemed to sell the notes under the constructive sale provisions of the Code. Moreover, the effect of other United States federal tax laws (such as estate and gift tax laws) and any applicable state, local or foreign tax laws is not discussed.

          YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

          As used herein, "U.S. Holder" means a beneficial owner of the notes who is treated for United States federal income tax purposes as:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation, or other entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate, the income of which is subject to United States federal income tax regardless of its source; or

  •
  a trust that (1) is subject to the primary supervision of a United States court and the control of one or more United States persons or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

          If a partnership or other entity or arrangement taxable as a partnership holds the notes, the tax treatment of the partners in the partnership will generally depend on the status of the particular partner in question and the activities of the partnership. Partners should consult their own tax advisors as to the specific tax consequences to them of holding the notes indirectly through ownership of their partnership interests.

U.S. Holders

  Payments of Interest

          Payments of stated interest on the notes generally will be taxable to a U.S. Holder as ordinary income at the time that such payments are received or accrued, in accordance with such U.S. Holder's method of tax accounting for United States federal income tax purposes.

  Additional Payments

          In certain circumstances (see "Description of Notes — Optional Redemption" and "Description of Notes — Purchase of Notes upon a Change of Control Triggering Event"), we may be obligated to pay amounts in excess of stated interest or principal on the notes. The obligation to make such payments may implicate the provisions of United States Treasury Regulations relating to contingent payment debt instruments. If the notes were deemed to be contingent payment debt instruments, a U.S. Holder might be required to accrue income on the holder's notes in excess of stated interest, and to treat as ordinary income, rather than capital gain, any income realized on the taxable disposition of a note. According to current United States Treasury Regulations, the possibility that any such payments in excess of stated interest or principal will be made will not cause the notes to be treated as contingent payment debt instruments if there is only a remote chance as of the date the notes were issued that such payments will be made. We believe that the likelihood we will be obligated to make any such payments is remote. Therefore, we do not intend to treat the potential payment of these amounts as subjecting the notes to the contingent payment debt rules. Our determination that these contingencies are remote is binding on a U.S. Holder unless such holder discloses its contrary position in the manner required by applicable United States Treasury Regulations. Our determination is not, however, binding on the IRS, and if the IRS were to challenge this determination, the tax consequences to a holder could differ materially and adversely from those discussed herein. If one of these contingencies were to occur, it could affect the amount, character and timing of the income recognized by a U.S. Holder with respect to the notes. The remainder of this disclosure assumes that the notes will not be treated as contingent payment debt instruments.

  Sale or Other Taxable Disposition of Notes

          A U.S. Holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note equal to the difference between the amount realized upon the disposition (less a portion allocable to any accrued and unpaid interest, which will be taxable as interest) and the U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted basis in a note generally will be equal to the amount that the U.S. Holder paid for the note. This gain or loss generally will be a capital gain or loss, and will be a long-term capital gain or loss if the U.S. Holder has held the note for more than one year. Otherwise, such gain or loss will be a short-term capital gain or loss. Long-term capital gains of non-corporate holders are currently subject to tax at a reduced rate. The deductibility of capital losses is subject to limitations.

  Backup Withholding and Information Reporting

          A U.S. Holder may be subject to information reporting and backup withholding when such holder receives principal and interest payments on the notes held or upon the proceeds received upon the sale or other disposition of such notes (including a redemption or retirement of the notes). A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:

  •
  fails to furnish the holder's taxpayer identification number ("TIN"), which, for an individual, is ordinarily his or her social security number;

  •
  furnishes an incorrect TIN;

  •
  is notified by the IRS that the holder has failed to properly report payments of interest or dividends; or

  •
  fails to certify, under penalties of perjury, that the holder has furnished a correct TIN and that the IRS has not notified the holder that the holder is subject to backup withholding.

          U.S. Holders should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax, and taxpayers may use amounts withheld as a credit against their United States federal income tax liability or may claim a refund as long as they timely provide the required information to the IRS.

  New Legislation

          Newly enacted legislation requires certain U.S. Holders who are individuals, estates or trusts to pay a 3.8% tax on, among other things, interest on and capital gains from the sale or other disposition of notes for taxable years beginning after December 31, 2012. U.S. Holders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of the notes.

Non-U.S. Holders

          A "non-U.S. Holder" is a beneficial owner of the notes who is not a U.S. Holder or a partnership or other entity treated as a partnership for United States federal income tax purposes.

  Payment of Interest

          Interest paid to a non-U.S. Holder will not be subject to United States federal withholding tax of 30% (or, if applicable, a lower treaty rate) provided that:

  •
  such holder does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our voting stock;

  •
  such holder is not a controlled foreign corporation that is related to us through actual or constructive stock ownership and is not a bank that received such notes on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

  •
  such non-U.S. Holder provides its name and address, and certifies, under penalties of perjury, that such holder is not a United States person (which certification may be made on an IRS Form W-8BEN (or successor form)), or such holder holds its notes through certain foreign intermediaries and such holder and the foreign intermediaries satisfy the certification requirements of applicable Treasury Regulations.

          Even if the above conditions are not met, a non-U.S. Holder may be entitled to a reduction in or an exemption from withholding tax on interest under a tax treaty between the United States and the non-U.S. Holder's country of residence. To claim such a reduction or exemption, a non-U.S. Holder must generally complete IRS Form W-8BEN and claim this exemption on the form. A non-U.S. Holder generally will also be exempt from withholding tax on interest if such interest is effectively connected with such holder's conduct of a United States trade or business and, if an income tax treaty applies, is attributable to a United States permanent establishment (as discussed below) and the holder provides us with an IRS Form W-8ECI.

  Additional Payments

          In certain circumstances (see "Description of Notes — Optional Redemption" and "Description of Notes — Purchase of Notes upon a Change of Control Triggering Event"), we may be obligated to pay additional amounts on the notes. Such payments may be treated as interest subject to the rules described above or additional amounts paid for the notes subject to the rules described below, as applicable, or as other income subject to United States federal withholding tax. Prospective investors should consult their tax advisors regarding the certification requirements for non-U.S. Holders.

  Sale or Other Taxable Disposition of Notes

          A non-U.S. Holder will generally not be subject to United States federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other taxable disposition of a note if the gain is not effectively connected with a United States trade or business of the non-U.S. Holder and, if an income tax treaty applies, is not attributable to a United States permanent establishment. However, a non-U.S. Holder may be subject to tax on such gain if such holder is an individual who was present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case such holder may have to pay a United States federal income tax of 30% (or, if applicable, a lower treaty rate) on such gain, which gain may be offset by certain U.S. source capital losses. A non-U.S. Holder should consult any applicable income tax treaties that may provide for different rules.

  United States Trade or Business

          If interest or gain from a disposition of the notes is effectively connected with a non-U.S. Holder's conduct of a United States trade or business (and, if an income tax treaty applies, the non-U.S. Holder maintains a United States "permanent establishment" to which the interest or gain is attributable), the non-U.S. Holder generally will be subject to United States federal income tax on the interest or gain on a net basis in the same manner as if it were a U.S. Holder. If interest income received with respect to the notes is effectively connected with a United States trade or business (or, if an income tax treaty applies, is attributable to a United States permanent establishment), the 30% withholding tax described above will not apply (assuming an appropriate certification is provided). A foreign corporation that is a holder of a note also may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty.

  Backup Withholding and Information Reporting

          A non-U.S. holder, in general, will not be subject to backup withholding and information reporting with respect to payments we make to such holder provided that we do not have actual knowledge or reason to know that such holder is a United States person, as defined under the Code, and such holder has given us the statement described above under " — Non-U.S. Holders — Payment of Interest." In addition, a non-U.S. holder will not be subject to backup withholding or information reporting with respect to the proceeds of the sale of a note within the United States or conducted through certain United States-related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge or reason to know that such holder is a United States person, as defined under the Code, or such holder otherwise establishes an exemption. However, we generally will be required to report annually to the IRS the amount of, and any tax withheld with respect to, any interest paid to such holders. Copies of these information returns may also be made available to the tax authorities of the country in which a non-U.S. holder resides under the provisions of a specific treaty or agreement.

          Non-U.S. Holders should consult their own tax advisors regarding application of withholding and backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from withholding, information reporting and backup withholding under current United States Treasury Regulations. Backup withholding is not an additional tax, and taxpayers may use amounts withheld as a credit against their United States federal income tax liability or may claim a refund as long as they timely provide the required information to the IRS.

UNDERWRITING

          We and Goldman, Sachs & Co. have entered into an underwriting agreement and a pricing agreement with respect to the notes. Subject to certain conditions, the underwriter has agreed to purchase $250 million aggregate principal amount of the notes.

          The underwriter has committed to take and pay for all of the notes being offered, if any are taken.

          Notes sold by the underwriter to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriter to securities dealers may be sold at a discount from the initial public offering price of up to         % of the principal amount of the notes. Any such securities dealers may resell any notes purchased from the underwriter to certain other brokers or dealers at a discount from the initial public offering price of up to         % of the principal amount of the notes. If all the notes are not sold at the initial offering price, the underwriter may change the offering price and the other selling terms. The offering of the notes by the underwriter is subject to receipt and acceptance and subject to the underwriter's right to reject any order in whole or in part.

          The notes are a new issue of securities with no established trading market. We have been advised by the underwriter that the underwriter intends to make a market in the notes but is not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

          In connection with the offering, the underwriter may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater aggregate principal amount of notes than it is required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

          These activities by the underwriter, as well as other purchases by the underwriter for its own account, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriter at any time. These transactions may be effected in the over-the-counter market or otherwise.

          In relation to each member state of the European Economic Area (Iceland, Norway and Liechtenstein in addition to member states of the European Union) which has implemented the Prospectus Directive (each, a "relevant member state"), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the "relevant implementation date") it has not made and will not make an offer of notes to the public in that relevant member state prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that it may, with effect from and including the relevant implementation date, make an offer of notes to the public in that relevant member state at any time:

  •
  to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

  •
  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

  •
  in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive; or

  •
  to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer.

          For the purposes of this provision, the expression an "offer of notes to the public" in relation to any notes in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

          The underwriter has represented and agreed that:

  •
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  •
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

          The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

          The notes have not been and will not be registered under the Securities and Exchange Law of Japan (the "Securities and Exchange Law"), and the underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term, as used herein, means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

          This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

          Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

          We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $                          .

          We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

          The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the issuer, for which they received or will receive customary fees and expenses. Specifically, Goldman, Sachs & Co., and/or its affiliates, have participated in our Credit Agreement dated July 20, 2007, as amended.

          In the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve securities and instruments of the issuer.

LEGAL MATTERS

          The validity of the notes will be passed upon for us by Latham & Watkins LLP, Menlo Park, California. Certain legal matters will be passed upon for the underwriter by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

PROSPECTUS

Debt Securities

        This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission using a "shelf" registration process. This means:

  •
  we may offer and sell debt securities from time to time;

  •
  we will provide a prospectus supplement each time we offer and issue the securities; and

  •
  the applicable prospectus supplement will provide specific information about the terms of the securities offered under it and also may add, update or change information contained in this prospectus.

        We will provide the specific terms of the securities in prospectus supplements to this prospectus. You should carefully read this prospectus and any applicable prospectus supplement carefully before you invest.

        The securities offered by this prospectus may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the securities offered by this prospectus, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. None of the securities offered by this prospectus may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of those securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 31, 2010.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a "shelf" registration statement that we have filed with the Securities and Exchange Commission, or SEC. By using a shelf registration statement, we may sell any combination of the securities described in this prospectus from time to time and in one or more offerings. Each time we sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the terms of the offering and of the securities being offered. Each prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and the accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the documents we have incorporated by reference in this prospectus described under the heading "Incorporation of Certain Information by Reference" and the additional information described under the heading "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference into this prospectus and in the accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us is accurate only as of the date of their respective covers. Our business, financial condition, results of operations and prospects may have subsequently changed.

        References in this prospectus to National, the company, we, us and our are to National Semiconductor Corporation, a Delaware corporation, and its subsidiaries unless the context otherwise provides.

THE COMPANY

        We design, develop, manufacture and market a wide range of semiconductor products, most of which are analog and mixed-signal integrated circuits. Our goal is to be the premier provider of high-performance, energy-efficient analog and mixed-signal solutions. Many of these solutions are marketed under our PowerWise® brand. Energy efficiency is our overarching theme, and our PowerWise® products enable systems that consume less power, extend battery life and generate less heat. Our leading-edge products include power management circuits and sub-systems, audio and operational amplifiers, communication interface products and data conversion solutions.

        We were incorporated in the state of Delaware in 1959, and our headquarters have been in Santa Clara, California since 1967. Our executive offices are located at 2900 Semiconductor Drive, Santa Clara, California 95052-8090. Our telephone number is (408) 721-5000.

RISK FACTORS

        Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

FORWARD-LOOKING STATEMENTS

        This prospectus and the accompanying prospectus supplement and the documents incorporated by reference contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations, and other matters. Statements in this prospectus, including those incorporated by reference, that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended, or the Securities Act. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words, such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," or words of similar meaning, or future or conditional verbs, such as "will," "should," "could," or "may."

        Forward-looking statements provide our expectations or predictions of future conditions, events or results. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. These statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made. There are a number of factors, many of which are beyond our control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. The factors are generally described in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q under the caption "Risk Factors."

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratios of earnings to fixed charges for each of the periods indicated.

	Nine Months Ended		Fiscal Years Ended
	February 28, 2010	March 1, 2009	May 31, 2009	May 25, 2008	May 27, 2007	May 28, 2006	May 29, 2005
(unaudited)
Ratio of earnings to fixed charges:(1)	4.7x	4.4x	2.5x	6.1x	105.0x	125.3x	84.1x

(1)
The term "earnings" means the amounts resulting from the following: (a) our income before provision for income taxes and our share in net losses of equity-method investments, plus (b) our fixed charges, less (c) our interest capitalized. The term "fixed charges" means the amounts resulting from the following: (a) interest expensed, plus (b) our interest capitalized, plus (c) our estimate of the interest component of rent expense.

USE OF PROCEEDS

        Unless otherwise indicated in the prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include the repayment of debt.

PLAN OF DISTRIBUTION

        We may sell the securities (1) through underwriters or dealers, (2) through agents and/or (3) directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions at:

  •
  a fixed price or prices, which may be changed;

  •
  market prices prevailing at the time of sale;

  •
  prices related to the prevailing market prices; or

  •
  negotiated prices.

        We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

        If we use a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

        If we use an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

        We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the debt securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

        If we so specify in the applicable prospectus supplement, we will authorize underwriters, dealers and agents to solicit offers by institutions to purchase the securities under contracts providing for payment and delivery on future dates. The institutions with which the contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The purchasers' obligations under the contracts will not be subject to any conditions except that:

  •
  the purchase of the securities may not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject; and

  •
  if the securities are also being sold to underwriters, we will have sold to the underwriters the securities not sold for delayed delivery.

        The underwriters, dealers and agents will not be responsible for the validity or performance of the contracts. We will provide in the prospectus supplement relating to the contracts the price to be paid for the securities, the commissions payable for solicitation of the contracts and the date in the future for delivery of the securities.

        The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

DESCRIPTION OF DEBT SECURITIES

        This prospectus describes the general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

        Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured and senior obligations and will rank equally with all of our other unsecured and senior indebtedness.

        The debt securities will be issued under the indenture between us and The Bank of New York Mellon Trust Company, N.A., as trustee, as it may be amended and supplemented from time to time. We have summarized select portions of the indenture below. The summary is not complete and is qualified in its entirety by reference to the indenture. The indenture has been filed as an exhibit to the registration statement, and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary have the meaning specified in the indenture.

General

        Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

        We are not limited as to the amount of debt securities we may issue under the indenture, though such amount shall be limited by the aggregate principal amount of securities that we may sell under any applicable prospectus supplement. The prospectus supplement will set forth, among other things:

  •
  the title of the debt securities;

  •
  the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

  •
  any limit on the aggregate principal amount of the debt securities;

  •
  the date or dates on which we will pay the principal on the debt securities;

  •
  the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

  •
  the place or places where principal of, premium and interest on the debt securities will be payable;

  •
  the terms and conditions upon which we may redeem the debt securities;

  •
  any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

  •
  the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

  •
  the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

  •
  whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

  •
  the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

  •
  the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made if other than U.S. dollars;

  •
  any provisions relating to any security provided for the debt securities;

  •
  any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

  •
  any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

  •
  any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

  •
  any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

        In addition, the indenture does not limit our ability to issue convertible or subordinated debt securities. Any conversion or subordination provisions of a particular series of debt securities will be set forth in the officer's certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities upon conversion would be calculated as of a time and in the manner stated in the prospectus supplement.

        We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

        If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and Transfer

        Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

        We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

        In the event of any potential redemption of debt securities of any series, we will not be required to:

  •
  issue, register the transfer of or exchange any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

  •
  register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

        We may initially appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

        The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

  •
  be registered in the name of a depositary that we will identify in a prospectus supplement;

  •
  be deposited with the depositary or its nominee or custodian; and

  •
  bear any required legends.

        No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

  •
  the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary, and we fail to appoint a successor within 90 days;

  •
  we deliver an officer's certificate under the indenture to provide for such global security to be exchanged for debt securities registered in the names of other holders;

  •
  an event of default is continuing; or

  •
  any other circumstances described in a prospectus supplement occur.

        As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or its nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

  •
  will not be entitled to have the debt securities registered in their names;

  •
  will not be entitled to physical delivery of certificated debt securities; and

  •
  will not be considered to be holders of those debt securities under the indenture.

        Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

        Institutions that have accounts with the depositary or its nominee are referred to as "participants." Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary (and, if such person is not a participant, on procedures of the participant through which such person owns its interest) to exercise any rights of a holder under the indenture.

        Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants' interests, or any participant, with respect to interests of persons held by participants on their behalf. Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary's or any participant's records with respect to beneficial interests in a global security.

Payment and Paying Agent

        The provisions of this paragraph will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made in the manner set forth in the debt securities for such series. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us.

        We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

        All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Merger, Consolidation or Sale of Assets

        Except as otherwise set forth in the prospectus supplement, we may not consolidate or merge with or into another person (whether or not we are the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of our properties and assets to another person, unless:

  •
  either (a) we are the surviving corporation or (b) the successor, if other than us, is a U.S. corporation, limited liability company, partnership, trust or other entity;

  •
  the successor, if other than us, assumes our obligations on the debt securities and under the indenture;

  •
  immediately after giving effect to the transaction and treating our obligations in connection with or as a result of such transaction as having been incurred as of the time of such transaction, no default or event of default shall have occurred and be continuing under the indenture; and

  •
  certain other conditions are met.

In addition, we may not lease all or substantially all of our assets to any other person. These restrictions do not apply to our merger with an affiliate solely for the purpose of reincorporating in another jurisdiction or to any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets, between or among us and our subsidiaries.

Events of Default

        Except as otherwise set forth in the prospectus supplement, event of default means, with respect to any series of debt securities, any of the following:

  •
  default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days;

  •
  default in the payment of principal of or premium on any debt security of that series when due and payable;

  •
  default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 30 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series as provided in the indenture;

  •
  certain events of bankruptcy, insolvency or reorganization of the company; and

  •
  any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

        No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

        If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture.

        The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

        No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

  •
  that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

  •
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

        Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of such payment.

        The indenture requires us, within 90 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

        We may modify or amend the indenture without the consent of any holder to:

  •
  cure any ambiguity, defect or inconsistency in the indenture;

  •
  provide for uncertificated notes in addition to or instead of certificated notes;

  •
  provide for the assumption of the company's obligations under the indenture by a successor to the company in accordance with the indenture;

  •
  provide additional rights or benefits to the holders or to make any change that does not adversely affect the rights of any holder under the indenture;

  •
  comply with SEC requirements in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

  •
  provide for the issuance of and establish the form, terms and conditions of notes of any series as permitted by the indenture; or

  •
  provide for the appointment of a successor trustee for one or more series of notes and to amend the indenture as necessary to provide for or facilitate the administration of the trusts by more than one trustee.

        We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

  •
  reduce the principal of or change the fixed maturity of any debt security or alter or waive any of the provisions with respect to the redemption or repurchase of any debt security;

  •
  reduce the rate (or alter the method of computation) of or extend the time for payment of interest (including default interest) on any debt security;

  •
  waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

  •
  make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

  •
  make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments;

  •
  make any change to the amendment and modification provisions in the indenture; or

  •
  reduce the percentage in principal amount of debt securities of any series, the consent of the holders of which is required for any of the foregoing modifications or otherwise necessary to modify or amend the indenture or to waive any past default.

        Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or premium or any interest on, any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of all of the holders of each outstanding debt security of the series affected; provided, however, that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

        Legal Defeasance.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

        This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

        Defeasance of Certain Covenants.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions, we may omit to comply with certain covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement, and any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

        The conditions include:

  •
  depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

  •
  delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Subsidiary Guarantees

        If specified in the prospectus supplement, certain of our subsidiaries may guarantee our obligations relating to debt securities issued under this prospectus. The specific terms and provisions of each subsidiary guarantee will be described in the applicable prospectus supplement.

LEGAL MATTERS

        Latham & Watkins LLP, Menlo Park, California, will pass upon for us the validity of the securities being offered by this prospectus.

EXPERTS

        The consolidated financial statements and related financial statement schedule of National Semiconductor Corporation and subsidiaries as of May 31, 2009 and May 25, 2008, and for each of the years in the three-year period ended May 31, 2009, and management's assessment of the effectiveness of internal control over financial reporting as of May 31, 2009, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The audit report dated July 29, 2009, with respect to the consolidated financial statements and related financial statement schedule of National Semiconductor Corporation and subsidiaries as of May 31, 2009 and May 25, 2008, and for each of the years in the three-year period ended May 31, 2009 refers to the company's adoption of Statement of Financial Accounting Standards No. 157, Fair Value Measurements, for financial assets and liabilities at the beginning of fiscal year 2009 and the company's adoption of Statement of Financial Accounting Standards No. 158, Employers' Accounting for Defined

Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R), with respect to the recognition of the funded status at the end of fiscal year 2007 and with respect to the measurement date in fiscal year 2009. The report dated July 29, 2009 on the consolidated financial statements also refers to the company's adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of Financial Accounting Standards Board Statement No. 109, at the beginning of fiscal year 2008 and the company's adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, applying the modified prospective method at the beginning of fiscal year 2007.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational reporting requirements of the Exchange Act, and in accordance with these requirements, we file reports, proxy statements and other information with the SEC. The reports, proxy statements and other information we file may be inspected and copied at the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. Our SEC filings are also available to the public at the SEC's website at http://www.sec.gov.

        The address of our internet site is http://www.national.com. We make available free of charge on or through our internet site our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Any internet addresses provided in this prospectus are for informational purposes only and are not intended to be hyperlinks. Accordingly, no information in any of these internet addresses is included or incorporated herein.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to another document that we filed with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus. Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes such statement. You may request a free copy of any of the documents incorporated by reference in this prospectus by writing to us or telephoning us at the address and telephone number set forth below. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering:

  •
  Our Annual Report on Form 10-K for the fiscal year ended May 31, 2009, filed with the SEC on July 29, 2009;

  •
  Our Definitive Proxy Statement filed with the SEC on August 11, 2009;

  •
  Our Quarterly Report on Form 10-Q for the fiscal quarter ended August 30, 2009 filed with the SEC on October 6, 2009; our Quarterly Report on Form 10-Q for the fiscal quarter ended November 29, 2009 filed with the SEC on January 7, 2010; and our Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 2010 filed with the SEC on March 29, 2010; and

  •
  Our Current Reports on Form 8-K filed with the SEC on June 11, 2009 (as to Item 8.01 only); July 20, 2009; September 10, 2009 (as to Item 8.01 only); October 1, 2009; October 9, 2009;

    October 26, 2009; December 10, 2009 (as to Item 8.01 only) and March 11, 2010 (as to Item 8.01 only).

        To the extent that any information contained in any document or any exhibit thereto was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus.

        You may request a free copy of these filings by writing or telephoning us at the following address:

National Semiconductor Corporation
2900 Semiconductor Drive, P.O. Box 58090
Santa Clara, California 95052-8090
Attention: Investor Relations
(408) 721-5000

          No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Prospectus Supplement

Prospectus

$250,000,000

National Semiconductor
Corporation

       % Senior Notes due 2015

PROSPECTUS SUPPLEMENT

Goldman, Sachs & Co.